Exhibit 10.7

AMENDMENT NUMBER ONE

TO THE

REWARDS NETWORK INC.

2010 INCENTIVE COMPENSATION PLAN

WHEREAS, Rewards Network Inc., a Delaware corporation (the “Corporation”), has heretofore adopted and maintains the Rewards Network Inc. 2010 Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation has retained the power to amend the Plan.

NOW THEREFORE, pursuant to the power of amendment contained in the Plan, the Plan is hereby amended, effective as of the date hereof, as follows:

1. The first sentence under the heading General Terms and Conditions is hereby amended by inserting the phrase “as the same may be amended from time to time,” immediately after the word “Plan” where it appears therein.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized agent on this 16th day of August, 2010.

REWARDS NETWORK INC.

By: /s/ Ronald L. Blake
Name: Ronald L. Blake
Title: President and CEO